Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-07515, 333-43547, 333-56697, 333-32118, 333-62714, 333-116431, 333-134938 and 333-151540 on Form S-8, Nos. 333-96369, 333-116155, 333-132151, 333-133636 and 333-166591 on Form S-3 and No. 333-166593 on Form S-4 of PowerSecure International, Inc. (f.k.a. Metretek Technologies, Inc. and Marcum Natural Gas Services, Inc.) of our reports dated March 8, 2012 (which report expresses an unqualified opinion) on the consolidated financial statements of PowerSecure International, Inc. and on PowerSecure International, Inc.’s internal control over financial reporting, and our report dated March 2, 2012 (which report expresses an unqualified opinion) on the financial statements of Marcum Midstream 1995-2 Business Trust, appearing in this Annual Report on Form 10-K of PowerSecure International, Inc. for the year ended December 31, 2011.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado

March 8, 2012